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                                                                     EXHIBIT 4.1


                        PACKAGING CORPORATION OF AMERICA,

                                     ISSUER


                             SUPPLEMENTAL INDENTURE

                                       TO

                      INDENTURE DATED AS OF APRIL 12, 1999


                              THE BANK OF NEW YORK
                      (AS SUCCESSOR TO UNITED STATES TRUST
                              COMPANY OF NEW YORK),

                                     TRUSTEE


                               SERIES A & SERIES B
                  9(5)/(8)% SENIOR SUBORDINATED NOTES DUE 2009

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          SUPPLEMENTAL INDENTURE, dated as of 5:01 p.m. on July 7, 2003
("Supplemental Indenture"), among PACKAGING CORPORATION OF AMERICA, a Delaware corporation (the "Company"), PCA INTERNATIONAL, INC., a Delaware corporation ("PCAI"), PCA INTERNATIONAL SERVICES, LLC ("PCAIS"), a Delaware limited liability company, PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company ("PCC"), DIXIE CONTAINER CORPORATION, a Virginia corporation ("Dixie"), PCA HYDRO, INC., a Delaware corporation ("PCA Hydro"), TOMAHAWK POWER LLC, a Delaware limited liability company ("Tomahawk") and THE BANK OF NEW YORK (as successor to United States Trust Company of New York), as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 12, 1999 (the "Indenture"), providing for the issuance of up to an aggregate principal amount at maturity of $750,000,000 of 9 5/8% Senior Subordinated Notes due 2009; all capitalized terms used herein and not defined are used herein as defined in the Indenture;

          WHEREAS, on October 18, 1999, the Company issued under the Indenture $550,000,000 principal amount of 9 5/8% Series B Senior Subordinated Notes due 2009 (the "Notes") in exchange for all of its outstanding 9 5/8% Senior Subordinated Notes due 2009 previously issued pursuant to the Indenture;

          WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of its board of directors, and the Trustee may amend or supplement certain provisions of the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes;

          WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes, upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated June 23, 2003 and in the related Letter of Transmittal and Consent (such offer, the "Offer"); in connection therewith the Company solicited written consents of the Holders to the substance of the amendments to the Indenture set forth herein and to the execution of this Supplemental Indenture, and the Company has now obtained such written consents from the Holders of a majority in principal amount of the outstanding Notes; accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.02 of the Indenture referred to above; and

          WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

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          NOW, THEREFORE, in consideration of the above premises, each party hereto agrees as follows:

          Section 1.     AMENDMENTS TO THE INDENTURE.

          Upon written notification to the Trustee by the Company that it has accepted for purchase and payment pursuant to the Offer all Notes validly tendered pursuant to the Offer, then automatically (without further act by any person), with respect to the Notes:

     (a) the Company shall be released from its obligations under the following sections of the Indenture: Section 3.09 (Offer to Purchase by Application of Excess Proceeds); Section 4.03 (Reports); Section 4.04 (Compliance Certificate); Section 4.05 (Taxes); 4.06 (Stay, Extension and Usury Laws); Section 4.07 (Restricted Payments); Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries);
          Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock); Section 4.10 (Asset Sales); Section 4.11 (Transactions with Affiliates); Section 4.12 (Liens); Section 4.13 (Sale and Leaseback Transactions); Section 4.15 (Offer to Repurchase Upon Change of Control); Section 4.16 (No Senior Subordinated Debt); Section 4.17 (Additional Subsidiary Guarantees); Section 4.18 (Business Activities); Section 5.01 (Merger, Consolidation, or Sale of Assets); and Section 5.02 (Successor Corporation Substituted);

     (b) failure to comply with the terms of any of the foregoing Sections of the Indenture shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

     (c)  the occurrence of the events described in Sections 6.01 (iii), (iv),
          (v), (vi), (vii), (viii), and (ix) shall no longer constitute Events of Default; and

     (d) all definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

          Section 2.     RATIFICATION.

          Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

          Section 3.     EFFECTIVENESS; OPERATION.

          This Supplemental Indenture shall be effective upon execution hereof by the Company and the Trustee, but the amendments to the Indenture in Section 1 hereof shall not become operative until the Company has given written notice to the Trustee that it has accepted for purchase and payment pursuant to the Offer all Notes validly tendered pursuant to the Offer.

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          Section 4.     GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 5.     COUNTERPARTS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 6.     EFFECT OF HEADINGS.

          The Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 7.     THE TRUSTEE.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by PCAI, PCAIS, PCC, Dixie, PCA Hydro, Tomahawk and the Company.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                Packaging Corporation of America


                                By:    /s/ Richard B. West
                                   ---------------------------------------------
                                       Name:   Richard B. West
                                       Title: Senior Vice President, Chief
                                              Financial Officer and Corporate
                                              Secretary


                                PCA International Services, LLC


                                By:    /s/ Darla J. Olivier
                                   ---------------------------------------------
                                       Name:   Darla J. Olivier
                                       Title: Assistant Secretary


                                PCA International, Inc.


                                By:    /s/ Darla J. Olivier
                                   ---------------------------------------------
                                       Name:   Darla J. Olivier
                                       Title: Assistant Secretary


                                Packaging Credit Company, LLC


                                By:    /s/ Darla J. Olivier
                                   ---------------------------------------------
                                       Name:   Darla J. Olivier
                                       Title: Assistant Secretary


                                Dixie Container Corporation


                                By:    /s/ Darla J. Olivier
                                   ---------------------------------------------
                                       Name:   Darla J. Olivier
                                       Title: Assistant Secretary

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                                PCA Hydro, Inc.


                                By:    /s/ Darla J. Olivier
                                   ---------------------------------------------
                                       Name:   Darla J. Olivier
                                       Title: Assistant Secretary


                                Tomahawk Power LLC


                                By:    /s/ Darla J. Olivier
                                   ---------------------------------------------
                                       Name:   Darla J. Olivier
                                       Title: Assistant Secretary


                                THE BANK OF NEW YORK (as successor to United
                                States Trust Company of New York) as Trustee


                                By:    /s/ Timothy J. Shea
                                   ---------------------------------------------
                                       Name:   Timothy J. Shea
                                       Title: Vice President